Ford Collaboration / Detroit Chassis Acquisition

Agreement & Transaction Summary	Strategic Value Proposition

- Blue Bird will assume design, manufacturing and sales responsibility for the next generation medium duty F53 /F59 chassis
- Blue Bird will integrate Ford's next generation medium duty gas powertrain through 2033 / 2036
- Blue Bird will acquire the Detroit Assembly Plant assets of Detroit Chassis Products, long time manufacturer of the current F53 / F59 chassis
- Ford and Blue Bird intend to collaborate on the seamless customer transfer of Fleet, RV, and Specialty Body manufacturers
- $90M investment in 2027 (t/o $50M CapEx) with production is anticipated to start Q1 2028

Growth

Expanded TAM
- Future growth, expands TAM by $1.4B
- Access to last mile, commercial and RV



Technology

Technical Synergies & Scalability
- Technical platform read across to Bus
- Future scalability and platform expansion



Collaboration

Collaborative Transfer Into the Market
- Ease of entry into marketplace
- Low risk, low-cost entry



Tremendous Opportunity for Growth, Technology, Collaboration

1

Blue Bird Expands Its Collaboration with Ford 2 Expanding by 10k+ units, $600M+ Revenue, 12%+ EBITDA 5,000 7,500 10,000 11,500 12,500 0 200 400 600 800 1,000 0 5,000 10,000 15,000 $-0 2027 Invest $300 2028 Partial Year $450 2029 Ramp- up Year $600 2030 Full Year $700 Long Term (Low) $750 Long Term (High) 0 $30 $50 $70 $100 $110 -50 0 50 100 150 0.0% 2027 Invest (Prelim.) 10.0% 2028 Partial Year 11.0% 2029 Ramp- up Year 12.0% 2030 Full Year 14.0% Long Term (Low) 15.0% Long Term (High) $(40) 2027 Invest Outlook Longer Term 2030 Full Year Full YR Rev. US$M 2028 SOP 2029 Ramp-upUnits Rev $M Chassis Adj. EBITDA % Adj. EBITDA $M Next Gen F53/F59 Commercial Stripped Chassis by Blue Bird ➢ From 2028: next-gen F53/F59 stripped chassis designed & commercialized by Blue Bird with Ford powertrain ➢ Expands Blue Bird stripped chassis market to gas power, and allows us to enter RV Class A segment ➢ ~$90M investment (~$40M OpEx, ~$50M CapEX) → 10,000+ units, $600M+ revenue mid-term ➢ Manufacturing via Detroit Chassis, LLC asset acquisition in 2027